Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2008 relating to the consolidated financial statements of New York Mortgage Trust, Inc. for the year ended December 31, 2008, appearing in the Annual Report Form 10-K/A of JMP Group, Inc. for the year ended December 31, 2008 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

August 24, 2009